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                           SCHEDULE 14(A) INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-12

                         AMCAST INDUSTRIAL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     1) Title of each class of securities to which transaction applies: ........

     2) Aggregate number of securities to which transaction applies: ...........

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): .............

     4) Proposed maximum aggregate value of transaction: .......................

     5) Total fee paid: ........................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                                 [AMCAST LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD DECEMBER 19, 2001

     To the Shareholders of Amcast Industrial Corporation:

     The Annual Meeting of Shareholders of Amcast Industrial Corporation will be held at the Company's Corporate Center, Washington Park I, 7887 Washington Village Drive, Dayton, Ohio, 45459, on Wednesday, December 19, 2001, at 10 a.m., E.S.T., for the purpose of considering and voting upon:

     1. Election of three directors to serve for a term of three years;

     2. Ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending August 31, 2002;

     3. Adoption of an amendment to the Company's 1999 Stock Incentive Plan; and

     4. Transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors of the Company has fixed the close of business on October 22, 2001, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. FOR THAT REASON WE ASK THAT YOU PLEASE MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. GIVING THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                           By Order of the Board of Directors

                                           Samuel T. Rees, Secretary

Washington Park I
7887 Washington Village Drive
Dayton, Ohio 45459
November 14, 2001

                                 [AMCAST LOGO]

                    PROXY STATEMENT FOR 2001 ANNUAL MEETING

                              GENERAL INFORMATION

     This proxy statement is furnished to shareholders of Amcast Industrial Corporation, an Ohio corporation (hereinafter the "Company"), in connection with the solicitation by its Board of Directors of proxies to be used at the Annual Meeting of Shareholders to be held on December 19, 2001, and any adjournment thereof. The Company has one class of shares outstanding, namely Common Shares, of which there were 8,576,740 outstanding at the close of business on October 22, 2001. The close of business on October 22, 2001 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, and each such shareholder is entitled to one vote per share.

     All Common Shares represented by properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the shareholder's directions specified on the proxy. If no directions have been specified by marking the appropriate squares on the accompanying proxy card, the shares will be voted in accordance with the Board of Directors' recommendations. A shareholder signing and returning the accompanying proxy has the power to revoke it at any time prior to its exercise by voting in person at the meeting, by delivering to the Company a later dated proxy, or by giving notice to the Secretary of the Company in writing or in open meeting but without affecting any vote previously taken.

     The presence, in person or by properly executed proxy, of the holders of a majority of the Company's outstanding shares is necessary to constitute a quorum at the Annual Meeting. Shares represented by proxies received by the Company will be counted as present at the Annual Meeting for the purpose of determining the existence of a quorum, regardless of how or whether such shares are voted on a specific proposal. Abstentions will be treated as votes cast on a particular matter as well as shares present at the Annual Meeting. Where nominee shareholders do not vote on specific issues because they did not receive specific instructions on such issues from the beneficial owners of such shares ("Broker Nonvotes"), such Broker Nonvotes will not be treated as either votes cast or shares present.

     This proxy statement and the accompanying form of proxy were first mailed to shareholders on or about November 14, 2001.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes. Each class is comprised of three directors, and one class is elected at each Annual Meeting of Shareholders for a term of three years.

     At the 2001 Annual Meeting, shareholders will elect three directors who will hold office until the Annual Meeting of Shareholders in 2004. The Board has nominated Walter E. Blankley, Byron O. Pond, and William G. Roth for election as directors at the 2001 Annual Meeting.

     It is the intention of the proxy agents named in the accompanying proxy to vote such proxy for the election of Messrs. Blankley, Pond, and Roth. Should any of them be unable to accept the office of director, an eventuality that is not anticipated, proxies may be voted with discretionary authority for a substitute nominee or nominees designated by the Board of Directors. Messrs. Blankley, Pond, and Roth are presently directors and are nominated to succeed themselves.

     Set forth below is information about the three nominees for election as a director and the directors whose terms of office will continue after the 2001 Annual Meeting.

Nominees for a Term of Office Expiring in 2004

WALTER E. BLANKLEY, age 66, has been a director of the Company since February 1994. Mr. Blankley, retired, was Chairman from April 1993 to December 2000 and was Chief Executive Officer from April 1990 to September 1999 of Ametek, Inc. (a manufacturer of electrical motor blowers and precision electronic instruments). Mr. Blankley is a director of CDI Corporation.

BYRON O. POND, age 65, has been President and Chief Executive Officer and a director of the Company since February 2001. From 1996 to 1998, Mr. Pond served as Chairman and CEO of Arvin Industries, Inc. (a leading manufacturer of automotive emission and ride control systems) and from 1993 to 1996 as President and CEO of Arvin. He became Arvin's President and Chief Operating Officer in 1991. Mr. Pond is also a director of Cooper Tire & Rubber Co., Precision Castparts Corp., and GSI Lumonics.

WILLIAM G. ROTH, age 63, has been a director of the Company since December 1989. Mr. Roth, retired, was Chairman of Dravo Corporation (a natural resource company producing lime and construction aggregates) from June 1987 to April 1994; and from June 1987 to January 1990, he was its Chairman and Chief Executive Officer. Mr. Roth is also a director of Lennox International, Inc.

Directors Continuing in Office Until 2003

PETER H. FORSTER, age 59, has been a director of the Company since May 1988. Mr. Forster has been Chairman of DPL Inc. (a diversified regional merchant energy company) and The Dayton Power and Light Company (its principal subsidiary) since April 1988. He had been President and CEO until April 1992 and Chairman and CEO until the end of 1996. He continues to serve as Chairman and as a consultant to DPL Inc. on strategic matters.

LEO W. LADEHOFF, age 69, has been Chairman of the Board of the Company since February 2001 and a director since 1978. Mr. Ladehoff was Chairman of the Board of the Company from December 1980 to December 1997, and served as Chief Executive Officer from May 1979 to March 1995.

BERNARD G. RETHORE, age 60, has been a director of the Company since October 1999. Mr. Rethore has been Chairman Emeritus of Flowserve Corporation (a global manufacturer of advanced technology fluid transfer and control equipment, systems and services) since his retirement as an executive officer and director in April 2000. He had been Chairman and Chief Executive Officer of Flowserve since July 1997 and held the additional title of President from November 1998 until July 1999. Mr. Rethore was Chairman of the Board of BW/IP, Inc. in 1997 and served as its President, Chief Executive Officer and a director from 1995 to 1997. He was Senior Vice President of Phelps Dodge Corporation and President of Phelps Dodge Industries from 1989 to 1995. Mr. Rethore is also a director of Maytag Corporation, Dover Corporation, and Belden, Inc.

Directors Continuing in Office Until 2002

JAMES K. BAKER, age 69, has been a director of the Company since December 1993. Mr. Baker, retired, was Vice Chairman of Arvin Industries, Inc. (a leading manufacturer of automotive emission and ride control systems) from February 1996 to February 1998. From 1986 to 1996, he served as Chairman of Arvin Industries, Inc. Mr. Baker is also a director of Cinergy Corporation, PolyOne Corporation, and Veridian Corp.

R. WILLIAM VAN SANT, age 63, has been a director of the Company since October 1993. Mr. Van Sant is an Operating Partner with Norwest Equity Partners. Mr. Van Sant was Chairman and Chief Executive Officer of Nortrax, Inc. (a national retail distributor of John Deere construction and allied equipment) from December 1999 to February 2001. From December 1991 to May 1998, Mr. Van Sant was Chairman and Chief Executive Officer of Lukens Inc. and from October 1991 to December 1991, he was President and Chief Operating Officer of Lukens Inc. Mr. Van Sant is also a director of H.B. Fuller Company and Philip Services Corporation.

DON R. GRABER, age 57, has been a director of the Company since July 2001. Mr. Graber has been Chairman, President and Chief Executive Officer of Huffy Corporation (a manufacturer of outdoor leisure equipment and provider of retail services) since December 1997; from 1996 to 1997, he was President and Chief Operating Officer of Huffy Corporation. Previously Mr. Graber was President of Worldwide Household Products Group of The Black & Decker Corporation. Mr. Graber is also a director of Precision Castparts Corp.

Certain Information Concerning the Board of Directors

     There were fourteen meetings of the Board of Directors during fiscal 2001. The Board of Directors has five standing committees (the number of meetings of each committee in fiscal 2001 is shown in parentheses): Executive Committee (0), Audit Committee (2), Compensation Committee (3), Pension Review Committee (0) and Committee on the Board (0).

     The Executive Committee (Messrs. Ladehoff (Chairman), Forster, Pond, and
Roth) is authorized, in intervals between meetings of the Board of Directors, to exercise all the powers of the Board with the exception of filling vacancies on the Board or any board committee.

     The Audit Committee (Messrs. Baker (Chairman), Forster, and Rethore) assists the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls, which management and the Board have established, and all audit processes. The Audit Committee Charter, adopted by the Board and included as Appendix A to the Company's 2000 Proxy Statement, more specifically sets forth the duties and responsibilities of the audit Committee.

     The Compensation Committee (Messrs. Van Sant (Chairman), Baker, and Roth) reviews the Company's compensation plans for officers and key employees and acts in an advisory capacity to the Board of Directors in all matters relating to compensation of officers.

     The Pension Review Committee (Messrs. Blankley (Chairman), Rethore, and
Roth) reviews the administration of retirement plans, investment manager and trustee performance, and the results of independent audits of plan financial statements.

     The Committee on the Board (Messrs. Forster (Chairman), Blankley, and Van
Sant) recommends the criteria and qualifications for board membership, recommends to the Board candidates for election as directors, recommends to the chairman and the Board the composition of committees of the Board, provides annually to the Board an assessment of Board and individual director performance, recommends to the Board rules in regard to term limits and retirement age for board members and reports annually to the Board on director compensation in relation to comparable companies and current best practices of public companies and makes recommendations to the Board on directors' compensation. If a shareholder desires to recommend to this Committee a person to consider for nomination as a director of the Company, the shareholder should give written notice to the Secretary of the Company, at the Company's principal executive office, Washington Park I, 7887 Washington Village Drive, Dayton, Ohio, 45459, at least 120 days before the date of the meeting of shareholders at which directors are to be elected. Such notice should state the name, age, business, and residence address of the proposed candidate, and the principal occupation or employment of the proposed candidate.

     Each director attended 75% percent or more of the meetings of the Board of Directors and committees on which he served held during his term as a director in fiscal 2001.

     Each nonemployee director receives a yearly stipend of $16,000, which is payable in cash or Company shares at the option of the director, a grant of 200 restricted shares of the Company and $1,000 for each Board or committee meeting that he attends. A director may elect to defer receipt of fees payable to him into a cash account upon which the Company pays interest or, at the director's option, into Company shares. Payment of deferred amounts commences after the director ceases to be a director or on an earlier date as specified by him.

     The Company's 1999 Director Stock Incentive Plan provides that options to purchase up to a maximum of 250,000 shares may be granted to directors who are not employed by the Company. Under the plan, each nonemployee director, who is a director of the Company on the first business day of January of each year, is automatically granted an option to purchase 1,500 shares at an option price per share equal to the fair market value of a share on the date of grant. Options become exercisable one year after grant.

     The Company believes that it is important for directors to have a meaningful ownership position in the Company. Stock ownership guidelines are therefore established for directors. Directors are expected to achieve ownership levels of Company stock equal in value to three times their yearly stipend and restricted stock grant.

                     AUDIT COMMITTEE REPORT TO SHAREHOLDERS

     The Audit Committee is comprised of three members of the Company's Board of Directors. Each member of the Audit Committee is independent as "independence" is defined at Sections 303.01(B)(2)(a) and B(3) of the New York Stock Exchange's listing standards. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which the Board of Directors adopted on May 24, 2000. The Audit Committee, among other things, recommends to the Board of Directors (i) that the audited financial statements be included in the Company's Annual Report on Form 10-K and (ii) the selection of the independent auditors to audit the books and records of the Company.

     The Audit Committee has (i) reviewed and discussed the Company's audited financial statements for the fiscal year ended August 31, 2001 with the Company's management and with the Company's independent auditors; (ii) discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards); and (iii) received and discussed the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Statement No. 1 (Independence discussions with Audit Committees). Based on such review and discussions with management and the independent auditors, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2001 for filing with the U.S. Securities and Exchange Commission.

                                           Respectfully submitted,

                                           AUDIT COMMITTEE

                                           James K. Baker, Chairman
                                           Peter H. Forster
                                           Bernard G. Rethore

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of the Company and owners of more than 10 percent of the Company's common shares to file an initial ownership report with the Securities and Exchange Commission and a monthly or annual report listing any subsequent changes in their ownership of common shares. The Company believes, based on information provided to the Company by the persons required to file such reports, that all filing requirements applicable to such persons during the period from September 1, 2000 through August 31, 2001 have been met, except that the Company inadvertently failed to timely file a Form 3 and Form 5 report on behalf of Francis J. Drew, Vice President, Finance.

        SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     Set forth in the table below is information as of October 22, 2001, with respect to the number of Common Shares of the Company beneficially owned by each director, nominee for director and certain executive officers of the Company and by all directors, nominees and executive officers as a group. For purposes of this table, an individual is considered to "beneficially own" any Common Shares
(A) over which he exercises sole or shared voting or investment power or (B) which he has the right to acquire at any time within 60 days after October 22, 2001.

                                                     (A)
                                              NUMBER OF SHARES,                   (B)
                                           INCLUDING OPTION SHARES           OPTION SHARES
                                             SHOWN IN COLUMN (B),             WHICH MAY BE
                                            BENEFICIALLY OWNED AS          ACQUIRED WITHIN 60
          INDIVIDUALS OR GROUP                OF 10/22/01 (1)(2)            DAYS OF 10/22/01
          --------------------             -----------------------         ------------------
James K. Baker...........................           16,942                        6,000
Walter E. Blankley.......................           14,780                        6,000
Peter H. Forster.........................           19,142                        6,000
Don R. Graber............................                0                            0
Leo W. Ladehoff..........................          304,871                      150,045
Byron O. Pond............................           85,000                       85,000
Bernard G. Rethore.......................            8,442                        1,500
William G. Roth..........................           46,142                        6,000
R. William Van Sant......................           23,142                       11,000
Ronald C. DiLiddo........................           41,132                       38,832
Luciano Lenotti..........................                0                            0
Michael N. Powell........................           56,845                       51,371
James R. Van Wert........................           22,897                       20,827
Directors, nominees, and executive
  officers as a group (20 persons).......          763,468                      442,418

---------------

(1) Unless otherwise indicated, voting power and investment power are exercised solely by the named individual or are shared by such individual and his immediate family members.

(2) Mr. Ladehoff beneficially owns 3.49% of the outstanding Common Shares. No other director or officer owns in excess of 1% of the Common Shares. Directors, nominees and executive officers as a group own 8.465% of the Common Shares. Percentages are calculated on the basis of the number of shares outstanding at October 22, 2001, plus the number of shares subject to outstanding options held by the individual or group which are exercisable within 60 days thereafter.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     PHILOSOPHY. The Company's executive compensation program is based on two objectives: provide market-competitive compensation opportunities and create a strong link among the interests of the shareholders, the Company's financial performance, and the total compensation of the Company's executive officers.

     The Compensation Committee of the Board of Directors (the "Committee") consists of three directors, none of whom is a past or present employee of the Company. The Committee meets periodically and reviews executive compensation and makes recommendations to the Board.

     There are three components to the Company's executive compensation program: annual salary, annual incentive compensation, and long-term incentive compensation. Base salary and all forms of incentive compensation opportunities are set by periodic comparison to external rates of pay for comparable positions within the industry.

     SALARIES. Base salaries are targeted at the midpoint of competitive data as measured by Towers, Perrin, Forster & Crosby and other similar services. Individual variability is based on performance with regard to business acumen, management competencies and personal competencies, determined by individual achievement in a number of areas, including earnings adequacy, business planning, asset management, leadership, staffing and development, customer satisfaction and quality commitment. Adjustments are considered periodically, based upon general movement in external salary levels, individual performance and potential, and changes in the position's duties and responsibilities. Mr. Pond has been Chief Executive Officer since February of 2001. His fiscal 2001 compensation is within the competitive range for chief executive officers in similar circumstances. For other Named Executive Officers, the Company paid at or near the competitive data midpoint during fiscal 2001.

     ANNUAL INCENTIVES. Annual incentives for Named Executive Officers (other than Mr. Pond) are a function of plan profit, return on net operating asset targets and the achievement of personal goals. These are paid on the basis of preset performance measures for the Company and for the operating divisions or subsidiaries which are established by the Board. Payments on individual achievement of personal goals by such officers during the fiscal year are also determined by the Board. Performance by the Company or a specific division or subsidiary at below preset levels results in the elimination of annual incentive awards for the responsible officers for payments based on profit or return on net operating assets. Mr. Pond did not receive an annual incentive payment for fiscal 2001.

     LONG-TERM INCENTIVES. Long-term incentives have been provided in the past under the Long-Term Incentive Plan ("LTIP"). The LTIP provides for grants of two types of awards: stock options and cash awards. No awards were granted under the LTIP after the grants on the first day of fiscal 2001, and the program is currently suspended. In fiscal 2001, the grants issued in fiscal 1998 matured but no payments were made since the Company's average annual ROE during the period was less than the targeted threshold for payment.

     Stock option grants are awarded to the Named Executive Officers and other employees under the 1999 Stock Incentive Plan. The grant of stock options to senior executives provides additional compensation and more strongly aligns their interests with those of the shareholders. Neither Mr. Pond, nor any of the Named

Executive Officers, will realize a benefit from the options unless and until the market price of the Company's common shares increases.

     No employee of the Company received remuneration from the Company in excess of $1,000,000 in fiscal 2001.

     The Committee believes that the above compensation plans compensate executives appropriately and competitively.

                                           Respectfully submitted,

                                           COMPENSATION COMMITTEE

                                           R. William Van Sant, Chairman
                                           James K. Baker
                                           William G. Roth

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table presents for fiscal years ended August 31, 2001, 2000, and 1999, the compensation earned by each person who served as Chief Executive Officer in fiscal 2001 and the four other most highly compensated executive officers of the Company (the "Named Executive Officers") for services they performed in all capacities to the Company and its subsidiaries during such years.

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION    LONG TERM COMPENSATION
                                           -------------------   -------------------------
                                                                   AWARDS       PAYOUTS
                                                                 ----------   ------------
                                                                   SHARES
                                                                 UNDERLYING
                                                                  OPTIONS                       ALL OTHER
 NAME AND PRINCIPAL POSITION      YEAR      SALARY     BONUS     GRANTED(1)   LTIP PAYOUTS   COMPENSATION(2)
 ---------------------------    --------   --------   --------   ----------   ------------   ---------------
Byron O. Pond                     2001     $237,113   $     0           0       $      0        $      0
  President and Chief
  Executive Officer(3)

Ronald C. DiLiddo                 2001     $272,000   $72,979(4)   16,377       $      0        $      0
  President, Amcast Automotive    2000     $246,614   $18,000      12,455       $      0        $      0

Michael N. Powell                 2001     $204,615   $ 3,934(4)   12,598       $      0        $  1,815
  President,                      2000     $193,148   $14,250       9,102       $      0        $  2,683
  Amcast Flow Control             1999     $183,654   $80,200       8,692       $ 26,364        $    883

James R. Van Wert                 2001     $181,085   $18,585       5,946       $      0        $  2,216
  Vice President,                 2000     $169,130   $28,924       4,305       $      0        $  2,789
  Technology                      1999     $160,096   $50,860       4,095       $      0        $    557

Luciano Lenotti(3)                2001     $177,930   $32,158(5)        0       $      0        $      0
  Managing Director, Speedline

John H. Shuey(6)                  2001     $266,115   $23,889(4)   33,377       $      0        $236,710
  Former Chairman,                2000     $467,500   $     0      25,383       $      0        $  1,783
  President and Chief             1999     $461,779   $70,000      23,260       $107,738        $  1,086
  Executive Officer

---------------

(1) Reflects number of shares subject to options granted under the 1999 Stock Incentive Plan.

(2) Reflects the dollar value of Company shares contributed to officer accounts in defined contribution plans which are available to all salaried employees of the Company. See Footnote 6 below with respect to Mr. Shuey.

(3) Mr. Pond became President and Chief Executive Officer on February 14, 2001 and Mr. Lenotti was employed by the Company October 30, 2000.

(4) Includes incentive payments of a non-recurring nature paid to such executive early in fiscal 2001.

(5) Mr. Lenotti received a bonus for the fiscal year which was guaranteed by his employment agreement.

(6) Mr. Shuey ceased to be Chairman, President and Chief Executive Officer on the Company on February 14, 2001. "All Other Compensation" includes in addition to the items in Footnote 2 amounts paid to him during fiscal 2001 as part of $935,000 that is being paid to him in 24 equal payments over a 24-month period which began on March 15, 2001. The Company is entitled to reduce any severance payments Mr. Shuey is entitled to after February 28, 2002 by the amount of any sums earned by him from other employment.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options under the Company's 1999 Stock Incentive Plan to the Named Executive Officers during fiscal 2001.

                          OPTION GRANTS IN FISCAL 2001

                                           INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                        --------------------------------------------------------      VALUE AT ASSUMED
                          NUMBER         % OF                                       ANNUAL RATES OF STOCK
                        OF SHARES    TOTAL OPTIONS                                 PRICE APPRECIATION FOR
                        UNDERLYING    GRANTED TO                                       OPTION TERM (1)
                         OPTIONS     EMPLOYEES IN                     EXPIRATION   -----------------------
         NAME            GRANTED      FISCAL YEAR    EXERCISE PRICE      DATE         5%           10%
         ----           ----------   -------------   --------------   ----------   ---------   -----------
Byron O. Pond(2)......   250,000            42%          $ 8.80        5/31/2006   $623,773    $1,363,253

Ronald C. DiLiddo.....    16,377             3%          $11.91        8/31/2010   $122,627    $  310,762
                          34,000             6%          $ 8.49        8/21/2006   $ 79,534    $  175,956

Michael N. Powell.....    12,598             2%          $11.91        8/31/2010   $ 94,331    $  239,053
                          28,000             5%          $ 8.49        8/21/2006   $ 65,499    $  144,905

James R. Van Wert.....     5,946             1%          $11.91        8/31/2010   $ 44,522    $  112,828
                          14,000             2%          $ 8.49        8/21/2006   $ 32,749    $   72,452

Luciano Lenotti.......         0             0%          $    0                    $      0    $        0

John H. Shuey.........    33,377             6%          $11.91          Expired   $      0    $        0

---------------

(1) All options first become exercisable one year after the date of grant and have a 5 or 10-year term. The dollar amounts in these columns are the hypothetical gains that would exist for the options at the end of their terms, assuming annual compound rates of stock appreciation of 5% and 10%. Such appreciation rates are prescribed by the Securities and Exchange Commission and are not intended to forecast possible appreciation, if any, of the Company's share price.

(2) Mr. Pond's options were granted as inducement options in connection with his employment with the Company and not granted under the terms of the 1999 Stock Incentive Plan. Mr. Pond's options vest in three segments; 85,000 are presently vested; 82,500 will vest on June 1, 2002, and 82,500 will vest on June 1, 2003.

OPTION EXERCISES

     The following table sets forth information, with respect to the Named Executive Officers, concerning their exercise of options during the Company's fiscal year ended August 31, 2001, and the unexercised options held by such executives at August 31, 2001.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001
                       AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF
                                                                     SHARES               VALUE OF
                                                                   UNDERLYING            UNEXERCISED
                                                                   UNEXERCISED          IN-THE-MONEY
                                                                   OPTIONS AT            OPTIONS AT
                                   SHARES          VALUE         FISCAL YEAR-END       FISCAL YEAR-END
                                  ACQUIRED        REALIZED       EXERCISABLE (E)       EXERCISABLE (E)
             NAME                ON EXERCISE        (1)         UNEXERCISABLE (U)     UNEXERCISABLE (U)
             ----                -----------    ------------    -----------------    -------------------
Byron O. Pond..................       0              $0              85,000(E)              $0(E)
                                                                    165,000(U)              $0(U)
Ronald C. DiLiddo..............       0              $0              22,455(E)              $0(E)
                                                                     50,377(U)              $0(U)
Michael N. Powell..............       0              $0              38,773(E)              $0(E)
                                                                     40,598(U)              $0(U)
James R. Van Wert..............       0              $0              14,881(E)              $0(E)
                                                                     19,946(U)              $0(U)
Luciano Lenotti................       0              $0                   0(E)              $0(E)
                                                                          0(U)              $0(U)
John H. Shuey..................       0              $0             189,921(E)(2)           $0(E)
                                                                          0(U)              $0(U)

---------------

(1) At August 31, 2001, all option exercise prices were higher than the market price of a common share of the Company.

(2) All of Mr. Shuey's options expired on October 1, 2001.

LONG-TERM INCENTIVE PLAN

     The following table sets forth certain information as to awards under the Company's Long-Term Incentive Plan ("LTIP") granted in fiscal 2001.

                LONG-TERM INCENTIVE PLAN - AWARDS IN FISCAL 2001

                                               PERFORMANCE
                                             OR OTHER PERIOD
                                                  UNTIL             ESTIMATED FUTURE PAYOUTS
                            PERCENTAGE OF      MATURATION       ---------------------------------
           NAME              SALARY (1)         OR PAYOUT       THRESHOLD     TARGET     MAXIMUM
           ----             -------------    ---------------    ---------    --------    --------
Byron O. Pond.............        0%                 0           $     0     $      0    $      0
Ronald C. DiLiddo.........       75%               (2)           $48,750     $195,000    $292,500
Michael N. Powell.........       75%               (2)           $37,500     $150,000    $225,000
James R. Van Wert.........       40%               (2)           $17,700     $ 70,800    $106,200
Luciano Lenotti...........        0%                 0           $     0     $      0    $      0

---------------

(1) Awards consist of the designation of target percentages of annual salary to be paid at the end of the performance period if the Company achieves certain performance objectives. No payout occurs unless the Company achieves certain threshold performance objectives. Above the threshold, payouts may be greater or less than the target percentage to the extent that the Company's performance exceeds or fails to meet the target objectives specified in the plan. Payouts under the LTIP are based on the Company achieving designated percentages of Return on Equity (ROE).

(2) Grants are typically made the first day of the fiscal year. The performance period includes fiscal year 2001, 2002 and 2003. The future payouts, if any, are based upon fiscal year 2001 salaries. No awards were made on the first day of fiscal 2002. The plan is currently suspended except for possible pay-outs from awards made in prior fiscal years.

RETIREMENT PLANS

     The Company has a noncontributory, defined benefit pension plan for officers and other salaried employees of the Company and its subsidiaries, which is a qualified plan under applicable provisions of the Internal Revenue Code (the "Pension Plan"). Retirement benefits under the Pension Plan are calculated on the basis of the number of credited years of service the employee has with the Company, as well as the employee's average annual earnings for the three highest consecutive years during the employee's last ten years of employment. The maximum annual retirement benefit that may be paid under the Pension Plan to any participant under present law is $140,000.

     The Company also has a Nonqualified Supplementary Benefit Plan (the "Supplemental Plan"), which provides supplemental retirement benefits for Messrs. Pond, DiLiddo, Powell, Van Wert, and Shuey and other persons as they become eligible for participation in the plan under criteria established by the Board. This benefit is equal to the excess of (a) the benefit that would have been payable to the participant under the Pension Plan without regard to certain annual retirement income and benefit limitations imposed by federal law, over
(b) the benefit payable to the participant under the Pension Plan. Special provisions of the Supplemental Plan provide enhanced benefits to Messrs. DiLiddo, Powell, Van Wert, and Shuey by, among other things, crediting them with three additional years of service and age. Mr. Lenotti, an Italian citizen, does not participate in the U.S. pension plans; and Mr. Pond will not receive the enhancement benefits provided to certain individuals under the Supplemental Plan.

     Earnings for the purpose of calculating retirement benefits include salary and bonuses as shown in the Summary Compensation Table. The actual years of service at October 22, 2001, for executive officers named in the Summary Compensation Table, excluding additional credits provided under the Supplemental Plan, were as follows: Mr. Pond -- 0.7, Mr. DiLiddo -- 2.0; Mr. Powell -- 7.5; Mr. Van Wert -- 4.3, and Mr. Shuey -- 10.0.

     The following table shows the estimated maximum annual retirement benefits payable (including the enhanced benefits payable to certain Supplemental Plan participants) under the Pension Plan and Supplemental Plan at selected earnings levels after various years of service. Amounts shown are straight-life annuity amounts and are not subject to any deduction for social security.

                               PENSION PLAN TABLE

        FINAL AVERAGE
       ANNUAL EARNINGS          10 YEARS   15 YEARS   20 YEARS   25 YEARS
       ---------------          --------   --------   --------   --------
   $200,000...................  $ 62,218   $ 86,149   $110,079   $134,009
   $250,000...................  $ 78,468   $108,649   $138,829   $169,009
   $300,000...................  $ 94,718   $131,149   $167,579   $204,009
   $350,000...................  $110,968   $153,649   $196,329   $239,009
   $400,000...................  $127,218   $176,149   $225,079   $274,009
   $450,000...................  $143,468   $198,649   $253,829   $309,009
   $500,000...................  $159,718   $221,149   $282,579   $344,009
   $550,000...................  $175,968   $243,649   $311,329   $379,009
   $600,000...................  $192,218   $266,149   $340,079   $414,009
   $650,000...................  $208,468   $288,649   $368,829   $449,009
   $700,000...................  $224,718   $311,149   $397,579   $484,009

CERTAIN AGREEMENTS

     The Company has entered into an employment agreement with Mr. Pond dated February 15, 2001, under which Mr. Pond agrees to serve as the Company's President and Chief Executive Officer for a period of three years ending February 15, 2004. Mr. Pond is entitled to receive an annual salary of a minimum of $430,000, annual incentive payments targeted at 65% of his salary based on achievement of goals established by the Board, and the grant of an option to purchase an aggregate of 250,000 shares of the Company at market price on the date of the grant. Mr. Pond's employment may be terminated because of his death, disability, breach of the agreement by Mr. Pond or at the will of the Company. If Mr. Pond's employment is terminated for any reason other than death, disability or breach of the agreement by Mr. Pond, Mr. Pond would be entitled to receive his salary and pro-rata bonus to the date of his termination plus his base salary for the twelve months following his termination. If Mr. Pond's employment should be terminated by the Company or by Mr. Pond for good reason (as defined in the agreement) within one year after a change in control of the Company (as defined in the agreement), Mr. Pond would be entitled to receive his base salary for 36 months following the termination plus the greater of three times his average annual bonus for the last three years or three times 32 1/2% of his then current annual base salary and continuation of health benefits for up to eighteen months. In addition, he would be entitled to certain payments to offset any additional taxes which may be payable by him in the event any of the payments made to him by the Company as a result of a change of control are parachute payments as defined under Section 280G of the Internal Revenue Code.

     The Company has entered into severance agreements with Messrs. DiLiddo, Powell, Van Wert, and certain other officers and key managers of the Company. Under these agreements, each employee is entitled to severance benefits if his employment with the Company is terminated within two years of a change of control of the Company (as defined in the agreement) either by the employee for good reason or by the Company for any reason other than cause, disability, normal retirement, or death. In the event of a covered termination, severance benefits include a payment equal to one or two times employee's salary and recent incentive award, depending on the employee's position and length of service with the Company. The agreements also provide for the payment of the cash value of the outstanding options in cancellation of the options and the continuance of life and health insurance coverage until the earlier of the employee becoming eligible for coverage by a subsequent employer or the expiration of one, two or three years. The agreements also protect the Company against the disclosure of confidential information and, in certain circumstances, require the employee to pay the Company 20% of the compensation received from a subsequent employer.

     Mr. Ladehoff has entered into a consulting agreement with the Company under the terms of which Mr. Ladehoff agrees to provide consulting services to the Company for a period of three years from February 15, 2001. Mr. Ladehoff has agreed to provide consulting to the Company for approximately 40 to 50% of his time. Mr. Ladehoff is entitled to a consulting fee of $200,000 per year and a grant of an option to purchase up to 100,000 shares of Company stock at market price on the date of grant. The Board will review his retainer at the conclusion of Amcast's fiscal year. The Company may terminate the consulting agreement on two months notice. In the event of termination by the Company for a reason other than death or disability, Mr. Ladehoff is entitled to receive his consulting retainer for an additional six months. In the event Mr. Ladehoff is removed from the position of Chairman of the Board within one year of a change of control (as defined in the agreement), Mr. Ladehoff is entitled to receive his consulting retainer for an additional 12 months.

                       COMPANY'S STOCK PERFORMANCE GRAPH

     The following chart compares the cumulative total return to shareholders on the Company's Common Shares for its last five fiscal years with the cumulative total return of the (a) Standard and Poor's 500 Index (a broad equity market index) and (b) a Peer Group for the same periods. The Company is not a component of the S&P 500 or the Peer Group. The graph depicts the value on August 31, 2001, of a $100 investment made on August 31, 1996, in Company shares, the S&P 500, and the Peer Group, with all dividends reinvested.
                                         [LINE CHART]

                                                             AMCAST                    Peer Group
1996                                                            100                           100
1997                                                            139                           147
1998                                                             90                           123
1999                                                             96                           117
2000                                                             76                            86
2001                                                             55                            90

                                                             S&P 500
1996                                                             100
1997                                                             141
1998                                                             152
1999                                                             213
2000                                                             247
2001                                                             187

           -----------------------------------------------------------------
                                      1997    1998    1999    2000    2001
           -----------------------------------------------------------------
            AMCAST                    $139     $90     $96     $76     $55
            Peer Group                $147    $123    $117     $86     $90
            S&P 500                   $141    $152    $213    $247    $187

     The Peer Group is comprised of the following companies: Allied Products Corporation, Ampco-Pittsburgh Corp., Fansteel Inc., Federal Mogul Corp., Harsco Corp., Hayes Lemmerz International, Inc., Intermet Corp., Kennametal Inc., Lawson Products Inc., Modine Mfg. Co., SPS Technologies Inc., Superior Industries International Inc., Timken Co., Trinity Industries Inc., Tyler Technologies, Inc., Mueller Industries, Inc. and Wolverine Tube Inc. Simpson Industries Inc. has been deleted from the Peer Group this year since its stock is no longer publicly traded.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Set forth below is certain information about the only persons known by the Board of Directors of the Company to be a beneficial owner of more than five percent of the outstanding Common Shares of the Company as of October 22, 2001:

                                                      NUMBER OF COMMON
                                                    SHARES BENEFICIALLY       PERCENT
                                                        OWNED AS OF             OF
                NAME AND ADDRESS                        10/22/01(1)            CLASS
                ----------------                   ----------------------     -------
First Carolina Investors, Inc. (2)..............          987,900              11.5%
1350 One M&T Plaza
Buffalo, NY 14203

Dimensional Fund Advisors Inc. (2)..............          721,850               8.4%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Sligo Partners, LLC.............................          667,900               7.8%
191 Peachtree Street, 16th Floor
Atlanta, GA 30303

Pioneer Investment Management, Inc. aka.........          513,900                 6%
Pioneering Management Corporation (2)
60 State Street
Boston, MA 02109

---------------

(1) For purposes of this table, an individual is considered to "beneficially own" any Common Shares (a) over which he has the right to acquire beneficial ownership at any time within 60 days after October 22, 2001, or (b) over which he exercises sole or shared voting or investment power.

(2) Dimensional Fund Advisors Inc., First Carolina Investors, Inc., and Pioneer Investment Management, Inc. are investment advisors registered under the Investment Advisors Act of 1940.

           APPROVAL OF AN AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN

     Shareholders approved the Company's 1999 Stock Incentive Plan (the "Plan") on December 15, 1999. At the Annual Meeting, shareholders will vote on a proposed amendment to increase the number shares available for issuance under the Plan from 425,000 to 850,000. Adoption of the amendment requires the affirmative vote of the holders of a majority of the Common Shares represented at the meeting, in person or by proxy, and entitled to vote on the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT.

     The Plan provides for the grant of options and other stock-based awards as incentive compensation for key employees of the Company and its subsidiaries. As the Board and the Company's new management seek to significantly improve the Company's cost competitiveness and to strengthen the Company's financial resources, stock-based compensation is expected to represent a larger share of the total compensation of key employees. The Board believes tying a greater portion of compensation to performance and stock appreciation effectively motivates employees and serves shareholder interests. Currently, there are only 4,287 shares available for awards under the Plan.

     A description of the essential features of the Plan appears below. Any shareholder desiring a copy of the full text of the Plan may obtain it by submitting a written request to: Amcast Industrial Corporation, 7887 Washington Village Drive, Dayton, Ohio 45459, Attention: Secretary.

GENERAL INFORMATION REGARDING THE PLAN

     ADMINISTRATION. The Plan is administered by a committee of three directors of the Company. Committee members must be non-employee directors and outside directors. This means, among other things, that they cannot be current or former Company officers. The committee has full authority under the Plan to determine the types and terms of awards and to interpret and administer the Plan. The committee may grant incentive awards in the form of stock options, stock appreciation rights and performance share awards.

     SHARES AVAILABLE UNDER THE PLAN. If the amendment is approved, an additional 425,000 shares will be available for issuance under the Plan. Under the Plan, the Company may issue authorized and unissued shares or deliver treasury shares as awards. If there is a stock split, stock dividend or other relevant change affecting the Company's shares, the committee makes appropriate adjustments in the maximum number of shares issuable under the Plan and subject to outstanding awards.

     On October 22, 2001, the closing price of an Amcast common share on the New York Stock Exchange Composite Tape was $5.66.

     ELIGIBILITY AND AWARD LIMITS. Awards may be made to employees of the Company and its subsidiaries. In determining which key employees will receive awards, the committee considers such factors as it deems relevant in order to promote the purposes of the Plan. As of October 22, 2001, 61 key employees held awards under the Plan and there were approximately 61 employees eligible for awards under criteria established by the committee.

     The Plan contains annual limits on awards to individual participants. In any calendar year, the maximum number of shares that may be subject to options and stock appreciation rights awarded to any participant is 50,000; also, no participant may be awarded in any calendar year performance shares with a value of more than $750,000 at the time of award.

     AMENDMENT AND TERMINATION OF THE PLAN. The Board may terminate or amend the Plan as it deems advisable. Unless shareholders approve, however, no amendment may increase the maximum number of shares subject to the Plan, permit the granting of options at a price less than the fair market value of a share on the date of grant, or materially modify the requirements as to eligibility for participation in the Plan. Unless sooner terminated, the Plan expires on August 24, 2009.

TYPES OF AWARDS

     STOCK OPTIONS. The committee may grant options qualifying as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options. The term of an option may not exceed ten years. The option price per share may not be less than the fair market value of a Company share on the date of grant. The committee does not have the right to amend an outstanding option grant for the purpose of reducing its exercise price.

     The option price is payable either in cash, by delivery to the Company of shares of the Company already owned by the optionee, or by any combination of such methods of payment. Under the Plan, an optionee may use shares received upon the exercise of a portion of an option to pay the exercise price for additional portions of the option.

     The committee may provide that an option is exercisable at any time during its term, or only with respect to a stated number of shares over staggered periods. An option may only be exercised while the optionee is employed by the Company or a subsidiary of the Company or within three months after cessation of the optionee's employment (seven months, if the optionee is an officer of the Company at the time of cessation of employment) if the reason for cessation of employment is other than retirement or death. In the case of retirement, an option may be exercised to the extent it was exercisable on the date the optionee ceased to be employed by the Company for the remaining term of the option if the committee so determines. In the case of death, the successors-in-interest of the optionee may exercise the option to the extent it was exercisable by the optionee on the date of his death during the one year period after the optionee's death. In the event of a change of control of the Company (as defined in the Plan), any option that is not then exercisable, automatically becomes exercisable.

     PERFORMANCE AWARDS. The committee may grant performance awards under which payment is made, in the committee's discretion, in shares, or a combination of shares and cash if the performance of the Company or any subsidiary or division of the Company selected by the committee meets certain goals established by the committee during an award period. The committee determines the goals, the length of an award period, the maximum payment value of an award, and the minimum performance required before a payment is made. Except for performance awards intended as "performance-based compensation" under Section 162(m) of the Code, the committee may revise the goals and the computation of payment at any time to account for unforeseen events which occur during an award period and which have a substantial effect on the performance of the Company, subsidiary or division. In order to receive payment, a grantee must remain in the employ of the Company until the completion of the award period, except that the committee may provide complete or partial exceptions to that requirement as it deems equitable.

     STOCK APPRECIATION RIGHTS. The committee may grant stock appreciation rights ("SARs") either singly or in combination with an underlying stock option under the Plan. SARs entitle the grantee to receipt of the same economic value that would be derived from exercise of an option. Payment is made in cash upon exercise of an SAR. If an SAR granted in combination with an underlying stock option is exercised, the right under the underlying option to purchase shares terminates.

     PERFORMANCE-BASED COMPENSATION. Section 162(m) of the Code limits the amount of the deduction that the Company may take on its federal income tax return for compensation paid to any of the Named Executive Officers in the Summary Compensation Table (the Code refers to these officers as "covered employees"). The limit is $1 million per covered employee per year, with certain exceptions. This deductibility cap does not apply to "performance-based compensation," if approved by shareholders. Options granted under the Plan will qualify as performance-based compensation and other Incentive Awards may also qualify if the committee so designates the other Incentive Awards as performance-based compensation and administers the Plan with respect to these designated awards in compliance with Section 162(m) of the Code.

     The Plan contains a number of measurement criteria that the committee may use to determine whether and to what extent any covered employee has earned a Performance Share Award. The measurement criteria that the committee may use to establish specific levels of performance goals include any one or a combination of the following: level of sales, earnings per share, income before income taxes and cumulative effect of accounting changes, income before cumulative effect of accounting changes, net income, return on assets, return on equity, return on capital employed, total stockholder return, market valuation, cash flow and completion of acquisitions. The foregoing criteria have any reasonable definitions that the committee may specify, which may include or exclude any or all of the following items, as the committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses; and effects of divestitures. Any such performance criterion or combination of such criteria may apply to a participant's award opportunity in its entirety or to any designated portion of the award opportunity, as the committee may specify.

     The committee may set performance goals based on the achievement of specified levels of corporate-wide performance or performance of a Company subsidiary or business unit in which the participant works. The committee may make downward adjustments in the amounts payable under an award, but it may not increase the award amounts or waive the achievement of a performance goal.

FEDERAL INCOME TAX CONSEQUENCES

     STOCK OPTIONS. The grant of an incentive stock option or a nonqualified stock option does not result in income for the grantee or in a deduction for the Company.

     The exercise of a nonqualified stock option results in ordinary income for the optionee and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Tax withholding by the Company is required.

     Except to the extent of the alternative minimum tax, the exercise of an incentive stock option does not result in income to the grantee. If the grantee
(i) does not dispose of the shares within two years after the date of grant and one year after the transfer of shares upon exercise (the "holding periods") and
(ii) is an employee of the Company or a subsidiary of the Company from the date of grant until three months before the exercise, favorable tax consequences are available. If these requirements are met, the optionee's cost basis in the shares is the option price and any gain upon disposition is taxed to the employee as long-term capital gain. The excess of the market value of a share on the exercise date over the option price of an incentive stock option is taken into account on the exercise date for alternative minimum tax purposes and is potentially subject to such tax.

     If the grantee disposes of the shares acquired upon exercise of an incentive stock option prior to the expiration of the holding periods, the grantee recognizes ordinary income and the Company is entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion is taxable as long-term or short-term capital gain.

     SAR'S AND PERFORMANCE AWARDS. The grant of an SAR or a performance award does not result in income to the grantee or in a deduction to the Company. Upon the exercise of an SAR or the receipt of shares or cash under a performance award, the grantee recognizes ordinary income and the Company is entitled to a deduction measured by the fair market value of the shares and the amount of any cash received. Income tax withholding by the Company is required.

     ELECTIVE SHARE WITHHOLDING. An employee may elect to have shares withheld in an amount required to satisfy the minimum federal, state, and local withholding requirements upon the exercise of a nonqualified stock option or SAR, the payment of a performance share award or any other taxable event. The committee may, however, adopt guidelines limiting or restricting the use of shares as a method of payment of withholding taxes.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young LLP served as the Company's independent auditors for the year ended August 31, 2001. Subject to ratification by shareholders, the Board of Directors of the Company, upon recommendation of its Audit Committee, has appointed Ernst & Young LLP as independent auditors of the Company for the fiscal year ending August 31, 2002, and recommends a vote "FOR" the proposal to ratify such appointment.

     In addition to rendering audit services during fiscal 2001, Ernst & Young performed certain non-audit services for the Company and its consolidated subsidiaries. The Company paid the following fees to Ernst & Young for services relating to fiscal 2001:

Audit Fees...................................  $330,000
Financial Information Systems
Design and Implementation Fees...............  $      0
All Other Fees...............................  $350,000

     In recommending to the Board that Ernst & Young serve as the Company's independent accountants for fiscal 2002, the Audit Committee reviewed past audit results and non-audit services performed during fiscal 2001 and proposed to be performed during fiscal 2002. In selecting Ernst & Young, the Audit Committee carefully considered the impact of such services on Ernst & Young's independence. The Audit Committee has determined that the performance of such non-audit services did not affect the independence of Ernst & Young. Ernst & Young has advised the Company that Ernst & Young is in compliance with all rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission governing auditor independence.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and to respond to appropriate questions from shareholders.

                                 OTHER MATTERS

     The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the meeting. However, if any other matters are properly brought before the meeting, it is intended that the holders of proxies in the enclosed form will vote thereon in their discretion.

     The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxy solicitations may be made by directors, officers and employees of the Company, personally or by telephone and telegram, without receiving additional compensation. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses.

                          FUTURE SHAREHOLDER PROPOSALS

     The 2002 Annual Meeting of Shareholders is presently scheduled for December 18, 2002. A proposal by a shareholder intended for inclusion in the Company's proxy statement and form of proxy for the 2002 Annual Meeting of Shareholders must, in accordance with applicable regulations of the Securities and Exchange Commission, be received by the Company Secretary on or before July 16, 2002, in order to be eligible for such inclusion.

     For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly by a shareholder at the 2002 Annual Meeting, management will be able to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on September 29, 2002 and advises shareholders in the 2002 proxy statement about the nature of the matter and how management intends to vote on such matter or (2) does not receive notice of the proposal before the close of business on September 29, 2002.

     The Company's Code of Regulations, which is available upon request to the Corporate Secretary, provides that nomination for director may only be made by the Board of Directors (or an authorized board committee) or a shareholder entitled to vote who sends notice of the nomination to the Corporate Secretary not fewer than 50 days nor more than 75 days prior to the meeting date. Such notice is required to contain certain information specified in the Company's Code of Regulations. For a nominee of a shareholder to be eligible for election at the 2002 Annual Meeting, the shareholder's notice of nomination must be received by the Corporate Secretary between October 4, 2002 and October 29, 2002. This advance notice period is intended to allow all shareholders to have an opportunity to consider nominees expected to be considered at the meeting.

     All submissions to, or requests from, the Corporate Secretary should be made to Amcast Industrial Corporation, Washington Park I, 7887 Washington Village Drive, Dayton, Ohio 45459.

                                         By Order of the Board of Directors

                                         Samuel T. Rees, Secretary

                                   Appendix A
                           As proposed to be Amended
             At Annual Meeting of Shareholders on December 19, 2001



                          AMCAST INDUSTRIAL CORPORATION

                            1999 STOCK INCENTIVE PLAN

                                  PLAN DOCUMENT

                            1999 STOCK INCENTIVE PLAN


SECTION 1. PURPOSE

            The purpose of this 1999 Stock Incentive Plan (the "Plan") is to promote the long-term success of Amcast Industrial Corporation (the "Company") by providing financial incentives to key employees of the Company and its subsidiaries who are in positions to make significant contributions toward such success. The Plan is designed to attract individuals of outstanding ability to employment with the Company and its subsidiaries and to encourage key employees to acquire a proprietary interest in the Company through stock ownership, to continue employment with the Company and its subsidiaries, and to render superior performance during such employment. To accomplish the purposes of the Plan, the Board of Directors of the Company establishes the Plan and authorizes the Committee referred to in Section 4 to administer the Plan in such manner and on such conditions as it deems appropriate, subject to the provisions of the Plan.


SECTION 2. DEFINITIONS

            (a) "Board" means the Board of Directors of the Company.

            (b) "Change of Control" means and shall be deemed to have occurred on (i) the date upon which the Company is provided a copy of a Schedule 13D, filed pursuant to Section 13(d) of the Securities Exchange Act of 1934 indicating that a group or person, as defined in Rule 13d-3 under said Act, has become the beneficial owner of 20% or more of the outstanding Voting Shares of the Company or the date upon which the Company first learns that a person or group has become the beneficial owner of 20% or more of the outstanding Voting Shares of the Company if a Schedule 13D is not timely filed as required under the Securities Exchange Act of 1934 or is not required to be filed; (ii) the date of a change in the composition of the Board of Directors of the Company such that individuals who were members of the Board of Directors on the date two years prior to such change (or who were subsequently elected to fill a vacancy in the Board, or were subsequently nominated for election by the Company's shareholders, by the affirmative vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two year period) no longer constitute a majority of the Board of Directors of the Company; (iii) the date the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Shares of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Shares of the surviving entity) at least 80% of the total voting power represented by the Voting Shares of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the date shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

            (c) "Code" means the Internal Revenue Code of 1986, as amended.

            (d) "Committee" means the committee referred to in Section 4.

            (e) "Employee" means any full-time key employee of the Company or any of its Subsidiaries.

            (f) "Fair Market Value" means the mean of the high and low sales prices of a Share on the date when the value of a Share is to be determined, as reported on the New York Stock Exchange Composite Transactions Tape; or, if no sale is reported for such date, then on the next preceding date for which a sale is reported; or if the Shares are no longer listed on such exchange, the determination of such value shall be made by the Committee in accordance with applicable provisions of the Code and related regulations promulgated under the Code.

            (g) "Gross Misconduct" means engaging in any act or acts involving conduct which violates Company policy or is illegal and which results, directly or indirectly, in personal gain to the individual involved at the expense of the Company or a Subsidiary.

            (h) "Incentive Award" means an Option, Restricted Share Award, Performance Award, or Stock Appreciation Right granted under the Plan.

            (i) "Incentive Stock Option" means an Option that is an Incentive Stock Option, as defined in Section 422 of the Code.

            (j) "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

            (k) "Option" means a right to purchase Shares at a specified price.

            (l) "Optionee" means the holder of an Option.

            (m) "Participant" means an Employee selected to receive an Incentive Award.

            (n) "Performance Award" means a right to receive Shares, cash, or a combination thereof, contingent upon the attainment of performance objectives determined in the discretion of the Committee as more fully set forth at
Section 8 hereof.

            (o) "Shares" means the Common Shares of the Company.

            (p) "Stock Appreciation Right" shall have the meaning set forth at
Section 9.

            (q) "Subsidiary" means any company more than 50% of the voting stock of which is owned or controlled, directly or indirectly, by the Company.

            (r) "Voting Shares" means any securities of the Company which vote generally in the election of directors.


SECTION 3. SHARES SUBJECT TO THE PLAN

            (a) MAXIMUM NUMBER - AGGREGATE. The maximum number of Shares that may be subject to Incentive Awards granted pursuant to the Plan shall be Eight Hundred Fifty Thousand (850,000), subject to adjustment in accordance with
Section 3(c). The Shares which may be issued pursuant to Incentive Awards may be authorized and unissued Shares or Shares held in the Company's treasury. In the event of a lapse, expiration, termination, or cancellation of any Incentive Award granted under the Plan without the issuance of Shares or the payment of cash, the Shares subject to or reserved for such Incentive Award shall no longer be charged against the 850,000 Share maximum and may again be used for new Incentive Awards.

            (b) MAXIMUM NUMBER-PER EMPLOYEE. The maximum Incentive Awards that may be granted to each Employee in each fiscal year of the Company is as follows:

                (i) With respect to Options, no more than 50,000 may be granted;


                (ii) With respect to Performance Awards, no more than $750,000 of Performance Shares may be granted (based on the Fair Market Value of Shares on the date the award is granted, not the date the award is earned or paid); and

                (iii) With respect to Stock Appreciation Rights, no more than
            50,000 may be granted.

            (c) RECAPITALIZATION ADJUSTMENT. In the event of any change affecting the Shares by reason of any share dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distribution to a holder of Shares other than ordinary cash dividends, the Committee shall make such adjustment, if any, as it may deem appropriate to avoid dilution in the number and kind of shares authorized for issuance under the Plan, in the number and kind of shares covered by Incentive Awards and, in the case of Options, in the option price.


SECTION 4. ADMINISTRATION

            (a) COMMITTEE. The Plan shall be administered by a Committee of the Board, comprised of three or more directors, who shall from time to time be appointed by, and serve at the pleasure of, the Board. Each director serving on the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and an "outside director" within the meaning of Section 162(m) of the Code.

            (b) AUTHORITY. The Committee shall have and exercise all the power and authority granted to it under the Plan. Subject to the provisions of the Plan, the Committee shall have authority in its sole discretion from time to time (i) to designate from Employees the persons who shall be granted Incentive Awards; (ii) to prescribe such limitations, restrictions and conditions upon any such awards as the Committee shall deem appropriate, including establishing and administering performance goals and certifying whether the performance goals have been attained; (iii) to interpret the Plan and to adopt, amend and rescind rules and regulations relating to the Plan; and (iv) to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.

            (c) COMMITTEE ACTIONS. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at a meeting at which a quorum is present, or acts reduced to or approved in writing by all members of the Committee, shall be acts of the Committee. All such actions shall be final, conclusive, and binding. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Incentive Award thereunder.

            (d) INTERPRETATION AND CONSTRUCTION. Any provision of this Plan to the contrary notwithstanding, (i) certain designated Incentive Awards under this Plan are intended to qualify as performance-based compensation within the meaning of Code Section 162(m)(4)(C) and (ii) any provision of the Plan that would prevent a designated Incentive Award from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.


SECTION 5. ELIGIBILITY AND INCENTIVE AWARDS

            (a) ELIGIBLE EMPLOYEES. The Committee may grant Incentive Awards to officers and other Employees.

            (b) INCENTIVE AWARDS. Incentive Awards may be granted in any one or more combinations of (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) Performance Awards, and (iv) Stock Appreciation Rights. All Incentive Awards shall be subject to such other terms and conditions as may be established by the Committee. Determinations by the Committee under the Plan, including without limitation, designation of Participants, the form, amount and timing of Incentive Awards, the terms and provisions of Incentive Awards, and the written agreements evidencing Incentive Awards, need not be uniform and may be made selectively among Employees who receive, or are eligible to receive, Incentive Awards hereunder, whether or not such Employees are similarly situated.

            (c) EMPLOYMENT. The Plan and the Incentive Awards granted hereunder shall not confer upon any Employee the right to continued employment with the Company or affect in any way the right of the Company to terminate the employment of an Employee at any time and for any reason.


SECTION 6. OPTIONS

            The Committee may grant Incentive Stock Options and Nonqualified Stock Options and such Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

            (a) OPTION PRICE. The option price per Share with respect to each Option shall be determined by the Committee but shall not be less than the Fair Market Value of a Share on the date the Option is granted.

            (b) PERIOD OF OPTION. The period of each Option shall be fixed by the Committee but in no case may an option be exercised more than ten years after the date of its grant.

            (c) EXERCISE OF OPTION. An Option may be exercised with respect to all Shares covered thereby or may be exercised with respect to a specified number of Shares over a specified period or periods as determined by the Committee. Any Shares not purchased during a specified period may be purchased thereafter at any time prior to the expiration of the Option unless the Committee determines otherwise. Except as otherwise provided herein, an Option may be exercised only if the Optionee has been continuously employed by the Company since the date upon which the Option was granted. Whether authorized leave of absence or absence for military or governmental service shall constitute a termination of employment shall be determined by the Committee.

            (d) TERMINATION OF EMPLOYMENT. In the event an Optionee ceases to be employed by the Company for any reason (other than death or Gross Misconduct), the Optionee may exercise an Option within three months after such termination of employment to the extent he was entitled to exercise it on the date of such termination of employment; provided, however, that if such Optionee is an officer or director of the Company, such Optionee may exercise an Option within seven months after such termination of employment.

            (e) RETIREMENT. In the event an Optionee ceases to be employed by the Company because he retires under a retirement plan of the Company or otherwise retires with the consent of the Company, the Optionee may exercise an Option within three months after the date of his retirement to the extent the Option was exercisable on the date of his retirement. The Committee, however, in its discretion, may provide that any outstanding Option which is not yet exercisable upon the retirement of the Optionee may become exercisable and may extend the period after retirement during which any Option may be exercised.

            (f) DEATH. In the event an Optionee shall die while employed by the Company or after his termination of employment with the Company but at a time that an Option held by him was exercisable, then the Option may be exercised within one year after the Optionee's death to the extent that the Optionee was entitled to exercise it on the date of his death, by the person or persons (including the Optionee's estate) to whom his rights under such an Option shall have passed by will or by the laws of descent and distribution.

            (g) LIMITS ON INCENTIVE STOCK OPTIONS. Except as may be permitted by the Code, the Fair Market Value of Shares (determined at the time of grant of Options) as to which Incentive Stock Options held by an Optionee first become exercisable in any calendar year shall not exceed $100,000. In addition, no Incentive Stock Option shall be granted to an Employee who possesses, directly or indirectly (within the meaning of Section 424(d) of the Code), at the time of grant more than 10% of the combined voting power of all classes of stock of the Company unless the option price is at least 110% of the Fair Market Value of the Shares subject to the Option on the date such Option is granted and such Incentive Stock Option is not exercisable after the expiration of five years from the date of grant.

            (h) NOTICE OF EXERCISE AND PAYMENT. An Option granted under the Plan may be exercised by the Optionee giving written notice of exercise to the Committee. The Option price for the Shares purchased shall be paid in full at the time such notice is given. An Option shall be deemed exercised on the date the Committee receives written notice of exercise, together with full payment for the Shares purchased. The Option price shall be paid to the Company either in cash, by delivery to the Company of Shares already-owned by the Optionee or any combination of cash and such Shares. The Committee may, however, at any time and in its discretion, adopt guidelines limiting or restricting the use of already-owned Shares to pay all or any portion of the Option price. In the event already-owned Shares are used to pay all or a portion of the Option price, the amount credited to payment of the Option price shall be the Fair Market Value of the already-owned Shares on the date the Option is exercised.

            (i) FRACTIONAL SHARES. No fractional shares shall be issued pursuant to the exercise of an Option, nor shall any cash payment be made in lieu of fractional shares.

            (j) REPRICING OF OPTIONS. Without approval of shareholders of the Company, the option exercise price per share of any previously granted option will not, whether through amendment, cancellation, replacement grants or any other means, be lowered.

SECTION 7. [This Section is Intentionally Omitted]

SECTION 8. PERFORMANCE AWARDS

            The Committee may grant to Employees Performance Awards which shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe in connection with the grant of a Performance Award:

            (a) AWARD PERIOD AND PERFORMANCE GOALS. The Committee shall determine and include in a Performance Award the period of time during which a Performance Award may be earned ("Award Period"). The Committee may also establish performance objectives ("Performance Goals") to be met by the Company, Subsidiary or division during the Award Period as a condition to payment of the Performance Award. The Performance Goals may include minimum and optimum objectives or a single set of objectives.

            With respect to Performance Awards that are intended to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C), the Committee shall (i) select the Employees for such Incentive Awards, (ii) establish in writing the applicable performance goals no later than 90 days after the commencement of the period of service to which the performance goals relate (or such earlier or later date as may be the applicable deadline for compensation payable hereunder to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C)), and (iii) designate the Performance Awards that are to qualify as "performance based" within the meaning of Code
Section 162(m)(4)(C).

            The Committee shall establish in writing the Performance Goals for each Award Period which shall be based on any of the following performance criteria, either alone or in any combination, on either a consolidated or business unit or divisional level, and which shall include or exclude discontinued operations and acquisition expenses (e.g., pooling of interests), as the Committee may determine: level of sales, earnings per share, income before income taxes and cumulative effect of accounting changes, income before cumulative effect of accounting changes, net income, return on assets, return on equity, return on capital employed, total stockholder return, market valuation, cash flow and completion of acquisitions. The foregoing criteria shall have any reasonable definitions that the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses (e.g., pooling of interests); and effects of divestitures. Any such performance criterion or combination of such criteria may apply to the participant's award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify.

            (b) NO DISCRETION. With respect to Performance Awards that are intended to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C), the Committee has no discretion to increase the amount of the award due upon attainment of the applicable performance goals. No provision of this Plan shall preclude the Committee from exercising negative discretion with respect to any award hereinafter (I.E., to reduce or eliminate the award payable) within the meaning of Treasury Regulation Section 1.162-27(e)(2)(iii)(A).

            (c) PERFORMANCE AWARD EARNED. The Performance Awards shall be expressed in terms of Shares and referred to as "Performance Shares." With respect to each Performance Award, the Committee shall fix the number of allocable Performance Shares. The level of Performance Goals attained will determine the percentage of Performance Shares earned for an Award Period. After completion of the Award Period, the Committee shall certify in writing the extent to which the Performance Goals and other material terms applicable to such award are attained. Unless and until the Committee so certifies, the Performance Award shall not be paid.

            (d) PERFORMANCE AWARD PAYMENT. The Committee, in its discretion, may elect to make payment of the Performance Award in Shares, cash or any combination of the foregoing. If the Performance Award is paid in Shares, the Company shall issue one Share for each Performance Share earned. If the Performance Award is paid in cash, the cash payable shall be equal to the Fair Market Value of the Performance Shares earned as of the last day of the Award Period.

            (e) REQUIREMENT OF EMPLOYMENT. A grantee of a Performance Award must remain in the employment of the Company until the completion of the Award Period in order to be entitled to payment under the Performance Award; provided that the Committee may, in its sole discretion, provide for a partial or full payment of the Performance Award that would have been payable if the grantee had continued employment for the entire Award Period, which shall be paid at the same time as would have been paid if no termination of employment occurred, but only if and to the extent the exercise of such discretion does not prevent any designated Incentive Award from qualifying as "performance based" within the meaning of Code Section 162(m)(4)(C).

            (f) DIVIDENDS. The Committee may, in its discretion, at the time of the granting of a Performance Award, provide that any dividends declared on Shares during the Award Period, and which would have been paid with respect to Performance Shares had they been owned by a grantee, be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and used to increase the number of Performance Shares of the grantee.


SECTION 9. STOCK APPRECIATION RIGHTS

            The Committee may, at any time, in its discretion, grant a right to receive the appreciation in the Fair Market Value of Shares ("Stock Appreciation Right") either separately or in tandem with Options. Stock Appreciation Rights shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

            (a) TIME AND PERIOD OF GRANT. If a Stock Appreciation Right is granted in tandem with an Option, it may be granted at the time the Option is granted or at any time thereafter but prior to the expiration of the Option. If a Stock Appreciation Right is granted in tandem with an Option, at the time the Stock Appreciation Right is granted, the Committee may limit the exercise period for such Stock Appreciation Right, before and after which period no Stock Appreciation Right shall attach to the related Option. If a Stock Appreciation Right is granted separately from an Option, the period for exercise of the Stock Appreciation Right shall not exceed ten years from the date of grant.

            (b) VALUE OF STOCK APPRECIATION RIGHT. If a Stock Appreciation Right is granted in tandem with an Option, the Optionee will be entitled to surrender the Option which is then exercisable and receive in exchange therefor an amount in cash equal to the excess of the Fair Market Value of a Share on the date the election to surrender is received by the Committee over the Option price multiplied by the number of Shares covered by the Option or portion thereof which is surrendered. In the event a Stock Appreciation Right granted in tandem with an Option is exercised, the right of the Optionee to exercise the related Option shall be canceled to the extent Shares covered by such Option are used to calculate cash paid upon exercise of the related Stock Appreciation Right. If a Stock Appreciation Right is granted separately from an Option, the Optionee will receive upon exercise of the Stock Appreciation Right an amount in cash equal to the excess of the Fair Market Value of a Share on the date the election to exercise such Stock Appreciation Right is received by the Committee over the Fair Market Value of a Share on the date of grant multiplied by the number of Shares as to which the Stock Appreciation Right is being exercised.

            (c) EXERCISE OF RIGHTS AND PAYMENT. A Stock Appreciation Right which is in tandem with an Option may be exercised when the related Option is exercisable, provided, however, such a Stock Appreciation Right may only be exercised on a date or dates on which the Fair Market Value of a Share exceeds the option price per Share applicable to the related option. A Stock Appreciation Right which is granted separate from an Option may be exercised at such times as specified in the written instrument evidencing such right. Notwithstanding the foregoing, an officer or director of the Company may only exercise a Stock Appreciation Right in accordance with the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. An Employee may exercise a Stock Appreciation Right by giving written notice of exercise, specifying the number of Shares as to which the right is exercised, to the Committee. Provided the exercise is valid and in accordance with the terms of the Plan, the Company shall promptly, after the receipt of such a notice, pay to the Employee the cash to which he is entitled.


SECTION 10. NON-ASSIGNABILITY OF INCENTIVE AWARDS

            No Incentive Award granted under the Plan shall be assigned, transferred, pledged, or otherwise encumbered by an Employee, otherwise than by will, by designation of a beneficiary after death, or by the laws of descent and distribution, or be made subject to execution, attachment or similar process. Each Incentive Award shall be exercisable during the Employee's lifetime only by the Employee or, if permissible under applicable law, by the Employee's guardian or legal representative.


SECTION 11. CHANGE OF CONTROL

            (a) GENERAL. In order to maintain all of the Employee's rights in the event of a Change of Control of the Company, the Committee, in its sole discretion, may, as to any

Incentive Award, either at the time that an Incentive Award is made or any time thereafter, take any one or more of the following actions:

                (i) provide for the acceleration of any time periods relating to the exercise or realization of any such award, so that such award may be exercised or realized in full on or before a date fixed by the Committee,

                (ii) provide for the purchase of any such award by the Company, upon an Employee's request, for an amount of cash equal to the amount that could have been attained upon the exercise of such award or realization of such Employee's rights had such award been currently exercisable or payable,

                (iii) make such adjustment to any such award then outstanding as the Committee deems appropriate to reflect a Change of Control, or

                (iv) cause any such award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation, if any, in connection with a Change of Control.

            (b) OPTIONS. All outstanding Options which are not yet exercisable shall become immediately exercisable in full in the event of a Change of Control of the Company.


SECTION 12. TAXES

            (a) WITHHOLDING FOR TAXES. The Company shall be entitled, if necessary or desirable, to withhold the amount of any tax attributable to any amounts payable under any Incentive Award and the Company may defer making payment of any Incentive Award if any such tax, charge, or assessment may be pending until indemnified to its satisfaction.

            (b) USE OF SHARES FOR TAX WITHHOLDING PAYMENTS. With the approval of the Committee, Shares may be used in lieu of cash to pay all or any part of the mandatory federal, state or local withholding tax payments to be made by the Employee in connection with an Incentive Award, as follows:

                (i) NONQUALIFIED STOCK OPTIONS. (a) The holder of a Nonqualified
            Stock Option may elect to have the Company retain from the Shares to be issued upon exercise of such an option Shares having a Fair Market Value equal to the withholding tax to be paid; or (b) the holder of a Nonqualified Stock Option may deliver to the Company already-owned Shares having a Fair Market Value equal to the withholding tax to be paid and in such case, the election to use already-owned Shares for such purpose and the exercise of the Nonqualified Stock Option may occur at any time.

                (ii) PERFORMANCE SHARES. If withholding taxes are required to be paid at the time Shares are delivered to an Employee as a

            Performance Award, then the Employee may pay such taxes by delivering to the Company already-owned Shares having a Fair Market Value equal to the amount of the withholding tax being paid by the use of already-owned Shares.


SECTION 13. COMPLIANCE WITH LAWS AND EXCHANGE REQUIREMENTS

            No Option or Stock Appreciation Right shall be granted and no Shares shall be issued in connection with any Incentive Award unless the grant of the Option or the Stock Appreciation Right and the issuance and delivery of Shares or cash pursuant to the Incentive Award shall comply with all relevant provisions of state and federal law, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed.


SECTION 14. AMENDMENT AND TERMINATION OF PLAN

            (a) AMENDMENT. The Board may from time to time amend the Plan, or any provision thereof, in such respects as the Board may deem advisable except that it may not amend the Plan without shareholder approval so as to:

                (i) increase the maximum number of Shares that may be issued under the Plan except in accordance with Section 3(c);

                (ii) permit the granting of Options with exercise prices lower than those specified in Section 6;

                (iii) materially modify the requirements as to eligibility for participation in the Plan; or

                (iv) prevent future grant of Incentive Awards to qualify as
            "performance based" within the meaning of Section 162(m)(4)(C) of the Code.

            (b) TERMINATION. The Board may at any time terminate the Plan.

            (c) EFFECT OF AMENDMENT OR TERMINATION. Any amendment or the termination of the Plan shall not adversely affect any Incentive Award previously granted nor disqualify an Incentive Award from being treated as "performance based" within the meaning of Section 162(m)(4)(C) of the Code. Incentive Awards outstanding at the time that the Plan is amended or terminated shall remain in full force and effect as if the Plan had not been amended or terminated.

SECTION 15. NOTICES

            Each notice relating to the Plan shall be in writing and delivered in person or by certified or registered mail to the proper address. Each notice to the Committee shall be addressed as follows: Amcast Industrial Corporation, 7887 Washington Village Drive, Post Office Box 98, Dayton, Ohio 45401-0098,
Attention: Compensation Committee. Each notice to a Participant shall be addressed to the Participant at the address of the Participant maintained by the Company on its books and records. Anyone to whom a notice may be given under this Plan may designate a new address by written notice to the other party to that effect.


SECTION 16. BENEFITS OF PLAN

            This Plan shall inure to the benefit of and be binding upon each successor of the Company. All rights and obligations imposed upon a Participant and all rights granted to the Company under this Plan shall be binding upon the Participant's heirs, legal representatives and successors.


SECTION 17. PRONOUNS AND PLURALS

            All pronouns shall be deemed to refer to the masculine, feminine, singular or plural, as the identity of the person or persons may require.


SECTION 18. SHAREHOLDER APPROVAL AND TERM OF PLAN

            (a) The Plan shall become effective upon its adoption by the Board. No payment of cash or Shares in connection with an Incentive Award shall be made, and no Option shall be exercised, prior to the approval of the Plan by the affirmative vote of the holders of a majority of the outstanding Shares present, in person or by proxy, and entitled to vote at an annual meeting of the shareholders of the Company. Unless the Plan shall be so approved by the shareholders of the Company at the next annual meeting after its adoption by the Board, the Plan shall terminate and all Incentive Awards granted under the Plan shall be canceled.

            (b) Unless sooner terminated under Section 14, the Plan shall be in effect from the date of its adoption by the Board and automatically terminate on the tenth anniversary of its adoption by the Board.

---------------------

(1) The Plan was approved by the Board on August 25, 1999 and by shareholders on December 15, 1999.

--------------------------------------------------------------------------------

[AMCAST LOGO]

Dear Shareholder:

You are cordially invited to attend the 2001 Annual Meeting of Shareholders of AMCAST INDUSTRIAL CORPORATION, which will be held at the Corporate Center, 7887 Washington Village Drive, Dayton, Ohio, at 10:00 a.m., on Wednesday, December 19, 2001.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the items to be considered and acted upon by the shareholders.

Whether or not you plan to attend this meeting, please sign, date, and return your proxy form below as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy, if you wish, and vote personally. It is very important that your stock be represented.

                                         Sincerely,

                                         /s/ Byron O. Pond
                                         Byron O. Pond
                                         President and Chief Executive Officer


              -  PLEASE VOTE, SIGN, AND RETURN THE PROXY BELOW  -

                                     PROXY
                         AMCAST INDUSTRIAL CORPORATION
           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS DECEMBER 19, 2001
          SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned holder(s) of common shares of AMCAST INDUSTRIAL CORPORATION, an Ohio corporation (the "Company"), hereby appoints Byron O. Pond and Leo W. Ladehoff, and each of them, attorneys of the undersigned, with power of substitution, to vote all of the common shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Wednesday, December 19, 2001, at 10:00 a.m., and at any adjournment thereof, as follows:

1. Election of Directors. Nominees for directors are: Walter E. Blankley, Byron
   O. Pond and William G. Roth;

2. Ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending August 31, 2002;

3. Adoption of an amendment to the Company's 1999 Stock Incentive Plan; and

4. In their discretion, upon such other business as may properly come before the meeting, or at any adjournment thereof.

                         (please sign on reverse side)

--------------------------------------------------------------------------------

                                 [AMCAST LOGO]

                         ANNUAL MEETING OF SHAREHOLDERS


DATE:      DECEMBER 19, 2001

TIME:      10:00 A.M.

PLACE:     AMCAST INDUSTRIAL CORPORATION
           7887 WASHINGTON VILLAGE DRIVE
           DAYTON, OHIO 45459


              -  PLEASE VOTE, SIGN, AND RETURN THE PROXY BELOW  -

                 [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Directors recommend a vote FOR all Nominees.

1. Election of All Directors (see reverse)  [ ] FOR    [ ] WITHHELD

   For all except the following nominee: ______________________________________

Directors recommend a vote FOR Item 2.

2. Ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending August 31, 2002.
                 [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

Directors recommend a vote FOR Item 3.

3. Adoption of an amendment to the Company's 1999 Stock Incentive Plan set forth in the accompanying proxy statement.
                 [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

                                           Shareholders should date this proxy
                                           and sign here exactly as name appears
                                           hereon. If stock is held jointly,
                                           both owners should sign this proxy.
                                           Executors, administrators, trustees,
                                           guardians, and others signing in a
                                           representative capacity should
                                           indicate the capacity in which they
                                           sign. Receipt is acknowledged of
                                           Notice of the above meeting, the
                                           Proxy Statement relating thereto, and
                                           the Annual Report to Shareholders for
                                           the fiscal year ended August 31,
                                           2001.

                                           -------------------------------------

                                           -------------------------------------
                                           SIGNATURE(S)             DATE